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                                                                    EXHIBIT 23.5


                                                   [CHANDLER & COMPANY LLP LOGO]


                       CONSENT OF CHANDLER & COMPANY LLP


The Board of Directors
Key Energy Group, Inc.

We consent to the incorporation by reference in this current report of Key Energy Group, Inc. on Form S-3 of our report dated July 25, 1997, on our audits of the consolidated balance sheets of Coleman Oil & Gas, Inc. and Subsidiaries as of October 31, 1996 and 1995, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended, and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ CHANDLER & COMPANY LLP

Farmington, New Mexico
December 22, 1997